SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 1, 2001

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

Kimball Electronics Acquires Auburn, Indiana Facility From VDO North America

JASPER, IN (November 01, 2001) -- Kimball Electronics Group announced today an agreement to acquire the Auburn, Indiana manufacturing facility from VDO North America LLC. Kimball will assume ownership of the facility, most of the equipment, and retain a large portion of the workforce. Kimball Electronics Group, a subsidiary of Kimball International, (NASDAQ: KBALB) is a global contract electronics manufacturing services company that specializes in durable electronics.

Kimball made the decision to acquire the Auburn operation to strengthen its Kimball Engineering Design Services (KEDS) unit and to gain additional process manufacturing expertise in automotive electronic safety systems and small engine controls.

"The engineering base and manufacturing expertise of the Auburn facility will help us grow our market leadership position," said Kimball Electronics Group President, Don Charron. "We are very excited about the Auburn team becoming a part of Kimball, as well as the business relationship with Siemens VDO Automotive Corporation."

Under the terms of the agreement, Kimball Electronics will manufacture several product lines for VDO in the future. In addition, Kimball will take over the business for two major product lines, an electronics module for an automotive passenger safety system and a line of small engine ignition products, adding several new customers to Kimball's portfolio. "We expect that this will be the beginning of several new and mutually beneficial relationships," stated Charron. "Kimball is committed to long term relationships; nearly half our business today comes from customers that we have had a relationship with for over 10 years."

VDO North America LLC , headquartered in Troy, Michigan, is in the process of consolidating operations to become a part of Siemens VDO Automotive AG, one of the world's leading automotive electrical/electronics systems suppliers, with global sales of $8 billion.

Kimball International, Inc. (NASDAQ: KBALB) provides a vast array of products from its two business segments: the Electronic Contract Assemblies Segment and the Furniture and Cabinets Segment. The Electronic Contract Assemblies Segment is a global provider of design engineering, manufacturing, packaging and distribution of electronic assemblies, circuit boards, multi-chip modules and semiconductor components on a contract basis to customers in the transportation, industrial, telecommunications, computer and medical industries.

The Furniture and Cabinets Segment manufactures furniture for the office, residential, lodging, and healthcare industries and store display fixtures, all sold under the Company's family of brand names. Other products produced by Kimball on a contract manufactured basis include store fixtures, television cabinets and stands, audio speaker systems, residential furniture and furniture components.

Additional information on the products offered by Kimball Electronics Group can be found at www.kegroup.com.

To learn more about the products and services offered by Kimball International, Inc., visit the Company's web site located on the Internet at: www.kimball.com.

"Kimball International....We Build Success"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer Treasurer

Date: November 6, 2001

3